UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2020

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310

Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

____________________________________________________

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 9, 2020, Duos Technologies Group, Inc., a Florida corporation (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation (the “Charter Amendment”) for a 1-for-14 reverse stock split of the Company’s common stock (the “Reverse Split”). The Reverse Split will be effective in the marketplace upon approval  from the Financial Industry Regulatory Authority (FINRA).

The above description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the Charter Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

The Reverse Split is being implemented by the Company in connection with the Company’s application to list its shares of common stock on The NASDAQ Capital Market (the “NASDAQ”). The Reverse Split is intended to fulfill, now or in the future, the stock price requirement for listing on the NASDAQ since the listing requirements include, among other things, that the Company’s common stock must be, at the time of listing, $4.00 or higher. There is no assurance that the Company’s application to list its shares of common stock on the NASDAQ will be approved.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Articles of Incorporation, filed January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: January 15, 2020	By:	/s/ Gianni Arcaini
	Name:	Gianni Arcaini Chief Executive Officer
Title

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